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                                                                      EXHIBIT 23



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-33878) pertaining to the Teledyne Technologies Incorporated 401(k) Plan of our report dated June 27, 2001, with respect to the financial statements and schedule of the Teledyne Technologies Incorporated 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.



                                                  /s/ Ernst & Young LLP



Los Angeles, California
June 29, 2001